PROSPECTUS and				PRICING SUPPLEMENT NO. 14
PROSPECTUS SUPPLEMENT, each		effective at 3:35 PM ET
Dated January 12, 1999			Dated July 8, 1999
CUSIP: 24422ELD9				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,247,850,000
                  JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:          	12 July 1999

Maturity Date:                	12 July 2001

Principal Amount:            	 $25,000,000

Interest Rate Basis:           USD-LIBOR-Telerate

Index Maturity:                3 Month

Spread:                        Plus 18 Basis Points

Initial Interest
Determination Date:            8 July 1999

Day Count Convention:          Actual/360

Interest Reset Dates:          Quarterly on the 12th
                              	(or next business day)

Interest Determination Dates: 	Two London Banking Days
                               preceding such Interest
                               Reset Dates

Interest Payment Dates:        Quarterly on the 12th
                               (or next business day)

Redemption Provisions:			     	None

Plan of Distribution:       			Banc of America Securities, LLC
                               has purchased the Senior Notes
                               as principal at a purchase
                               price of 99.75% of the
                               aggregate principal amount
                               of the Senior Notes.


Banc of America Securities, LLC